Exhibit 10.41(b)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

1992 ISDA Master Agreement

dated as of June 30, 2008

CITIGROUP ENERGY INC.		NOBLE ENVIRONMENTAL POWER 2008 HOLD CO, LLC
between

and
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1. Interpretation

(a)                             Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)                            Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3 .. Credit Support Obligations

(a)                                  Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support, having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)  the Credit Support Amount

exceeds

(ii)  the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)                                 Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)  the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)  the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)                                  Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)                                 Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)                                  Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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(d)                                 Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6. Holding and Using Posted Collateral

(a)                                  Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by, applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)                                 Eligibility to Hold Posted Collateral; Custodians.

(i)  General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)  Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)  Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)                                  Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)  sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)  register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)                                 Distributions and Interest Amount.

(i)  Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

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(ii)  Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)  that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)  that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)  that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a)                                  Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

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(b)           Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor, and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)  Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)  to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to. the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)                                  Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)                                 Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)  it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)  it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)  upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)  the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

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Paragraph 10. Expenses

(a)                                  General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)                                 Posted Credit Support. The Pledger will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)                                  Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8, will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)                                  Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or ,Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)                                 Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)                                  Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledger or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)                                 Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)                                  Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)                                    Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

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Paragraph 12. Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)  the amount of that Cash on that day; multiplied by

(y)  the Interest Rate in effect for that day; divided by

(z)  360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

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“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)

in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)

in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

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“Valuation Agent” has the meaning specified in. Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A)  Cash, the amount thereof; and

(B)  a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISION.

Elections and Variables

to the ISDA Credit Support Annex

dated as of June 30, 2008

between

Citigroup Energy Inc.,	and	Noble Environmental Power 2008 Hold Co., LLC

a corporation organized under the laws of the State of Delaware		a limited liability company organized under the laws of the State of Delaware

(“Party A”)		(“Party B”)

This ISDA Credit Support Annex is being executed and is effective and binding on June 27, 2008, but is dated as of June 30, 2008, for cross reference purposes in other documents and agreements that contemplate the date hereof being June 30, 2008.

Paragraph 13.

(a)                   Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A:  None.

With respect to Party B:  None.

(b)           Credit Support Obligations.

(i)            Delivery Amount, Return Amount and Credit Support Amount.

(A)          “Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)           “Return Amount” has the meaning specified in Paragraph 3(b).

(C)           “Credit Support Amount” with respect to Party A as a Pledgor, has the meaning specified in Paragraph 3.

(D)           “Credit Support Amount” with respect to Party B in connection with the Designated Confirmation as a Pledgor, means:

(1)           from the Trade Date until the earlier of (i) the date that is thirty (30) days following the Trade Date or (ii) the Closing Date, $***;

(2)           from and including the date that is thirty (30) days following the Trade Date, until the Closing Date (if the Closing Date does not occur prior to the date that is thirty (30) days following the Trade Date), the greater of (a) $***; and (b) Party A’s Exposure;

(3)           from and including the Closing Date until the Term Conversion Date, the greater of (a) the Initial LC Amount and (b) if Party B elects to transfer Eligible Credit Support in accordance with Part 1(e) of the Schedule, Party A’s Exposure;

(4)           from and including the Term-Conversion Date until the Designated Confirmation Termination Date, if Party B elects to transfer Eligible Credit Support in accordance with Part 1(e) of the Schedule, Party A’s Exposure; and

(5)           on any date when payments are available pursuant to Section 4.1, priority fourth, clause (c)(ii), of the Intercreditor Agreement or Section 4.1, priority fifth, clause (ii), of the Intercreditor Agreement, the full amount of such payments that are available, not to exceed Party A’s Exposure.

(ii)           Eligible Collateral.  On any date, the following items will qualify as “Eligible Collateral” for each party:

Valuation Percentage

(A) Cash	100%

(B) In respect of a party, such other assets as the other party may, from time to time, specify in writing as qualifying as Eligible Collateral for the purpose of this Annex (provided that any such assets shall cease to qualify as Eligible Collateral if such other party subsequently specifies in writing that they shall no longer qualify as Eligible Collateral). For the avoidance of doubt there are no other assets which, as of the date of this Annex, qualify as Eligible Collateral for either party.

Such percentage as shall, from time to time, be specified by the other party as applying to such Eligible Collateral

(iii)          Other Eligible Support.  The following items will qualify as “Other Eligible Support” for the party specified:

	Party A	Party B	Valuation Percentage

(A) Letters of Credit (including, with respect to Party B, the Initial LC)	☒	☒	The Valuation Percentage shall be 100% unless a Letter of Credit Default shall have occurred and be continuing, in which case the Valuation Percentage shall be zero

(B) Acceptable Guaranty	☒	☒	The Valuation Percentage shall be 100% unless a Guaranty Default shall have occurred with respect to such Acceptable Guaranty, in which case the Valuation Percentage shall be zero

For the avoidance of doubt, the Guarantee of Party A’s Credit Support Provider, Collateral under the First Lien Collateral Documents and the Second Lien Collateral Documents shall not constitute Other Eligible Support.

(iv)          Thresholds.

(A)          “Independent Amount” means with respect to Party A: Zero

“Independent Amount” means with respect to Party B: Zero

(B)       “Threshold”  means with respect to Party A, the amount shown below appearing opposite the lower of the Credit Ratings assigned by either S&P or Moody’s to such party; provided that if a Benchmark Entity is specified in relation to Party A, then the Threshold with respect to Party A shall be the amount appearing opposite the lower of the relevant ratings assigned by either S&P or Moody’s to Party A’s Benchmark Entity; provided, further that if (i) Party A has no such ratings and no Benchmark Entity has been specified for Party A, or (ii) an Event of Default with respect to Party A has occurred and is continuing, then in either case Party A’s Threshold shall be zero:

S&P	Moody’s	Threshold
Rating	Rating	Amount

A- or higher	A3 or higher	$***or any higher amount expressed as the aggregate amount covered by a Guarantee provided by Citigroup Inc. to Party B

BBB+	Baa1	$***

BBB	Baa2	$***

BBB-	Baa3	$***

BB+	Ba1	***

“Threshold” means with respect to Party B:  Zero

For Party A, the Benchmark Entity is:  Citigroup Inc.

For Party B, the Benchmark Entity is: None

(C)    “Minimum Transfer Amount” means with respect to Party A: $250,000.

“Minimum Transfer Amount” means with respect to Party B: $250,000.

(D)  Rounding.  The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of US$50,000.

(c)           Return Amount.  Paragraph 3(b) of the Annex is amended by the addition of the following at the end thereof, “Notwithstanding anything to the contrary in this Agreement, upon occurrence of the Designated Confirmation Termination Date with respect to the Transaction, Party A shall have no obligation to return Posted Support or release any lien granted in connection herewith until such time as any amount owed to it by Party B with respect to a negative balance in the Tracking Account has been fully and finally paid.”.

(d)           Valuation and Timing.

(i)            “Valuation Agent” means the Calculation Agent.

(ii)           “Valuation Date” means, each Local Business Day.

(iii)          “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)          “Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(v)           Notwithstanding Paragraph 4(b), (1) prior to the Closing Date, demand for Transfer of Eligible Credit Support or Posted Credit Support may only be made on the Trade Date and once during each week thereafter, (2) on and after the Closing Date, demand for Transfer of Eligible Credit Support or Posted Credit Support may only be made on the Closing Date and once each month thereafter and (3) if such demand is made by the Notification Time (and accompanied by the related Additional Collateral Supporting Documentation (which Party B shall keep confidential in accordance with the requirements of this Agreement)) on the day of such demand, then the relevant Transfer shall be made by the close of business on the fifth Local Business Day thereafter and, if any such demand is made after the Notification Time, the relevant Transfer shall be made by the close of business on the sixth Local Business Day thereafter.

(e)           Conditions Precedent and Secured Party’s Rights and Remedies.

For the purposes of this Annex the following events will each be a “Specified Condition” for the party specified (that party being the Affected Party if the event occurs with respect to that party):

	Party A	Party B
Illegality:	x	x
Credit Event Upon Merger:	x	x
Additional Termination Events(s):	x	x

(f)            Substitution

(i)     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii) of this Annex.

(ii)    Paragraph 4(d)(ii) is amended by deleting the phrase “not later than the Local Business Day” in the second line thereof and replacing it with “promptly”.

(iii)   The following phrase shall be inserted after the word “Support” and before the period at the end of Paragraph 4(d)(ii):  “and in an amount in excess of the Secured Party’s Minimum Transfer Amount”.

(g)           Dispute Resolution.

(i)            “Resolution Time” means 10:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)           Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Posted Credit Support will be calculated as follows:

(A)          with respect to any Cash; the amount thereof; and

(B)           with respect to any Eligible Collateral other than Cash; the fair market value of such Eligible Collateral on such date, as determined in any reasonable manner chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage.

(iii)          Alternative.  The provisions of Paragraph 5 will apply; provided that if the difference (the “Difference”) between (i) the Delivery Amount, Return Amount, or Value of any Eligible Credit Support or Posted Credit Support (as the case maybe) calculated by the Valuation Agent and (ii) Delivery Amount, Return Amount, or Value of any Eligible Credit Support or Posted Credit Support (as the case maybe) calculated by the Disputing Party shall be less than $1,000,000, subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount plus one half of the Difference to the other party not later than close of business on the second Local Business Day following the date that the demand is made under Paragraph 3 by way of resolution of such dispute without further resort to the provisions of Paragraph 5.

(h)           Holding and Using Posted Collateral.

(i)            Eligibility to Hold Posted Collateral; Custodians:

Party A or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that

(A)          if Party A is holding Posted Collateral, its Credit Support Provider shall at all times either have a long term debt or deposit rating of at least “BBB-” from S&P and at least “Baa3” from Moody’s (or their respective successors), and if Party A’s Custodian is holding Posted Collateral, such Custodian shall at all times either have a long term debt or deposit rating of at least “A-” from S&P and at least “A3” from Moody’s (or their respective successors) or have net capital in excess of US$***; and

(B)           if it is Party A that is holding Posted Collateral, Party A is not a Defaulting Party.

Initially, the Custodian for Party A is:  Not Applicable.

Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that

(A)          if Party B is holding Posted Collateral, Party B shall at all times either have a long term debt or deposit rating of at least “BBB-” from S&P and at least “Baa3” from Moody’s (or their respective successors) and if Party B’s Custodian is holding Posted Collateral, such Custodian shall at all times either have a long term debt or deposit rating of at least “A-” from S&P and at least “A3” from Moody’s (or their respective successors) or have net capital in excess of US$***; and

(B)           if it is Party B that is holding Posted Collateral, Party B is not a Defaulting Party;

Initially, the Custodian for Party B is:  Not Applicable.

(ii)           Use of Posted Collateral.  The provisions of Section 6(c) will apply to both parties; provided that in the case of Party A, its Credit Support Provider has a long-term unsecured, unsubordinated debt rating of at least “Baa3/BBB-” as determined by Moody’s and S&P, respectively, and in the case of Party B, its Credit Support Provider has a long term senior unsecured unsubordinated debt rating of at least “Baa3/BBB-” as determined by Moody’s and S&P, respectively.

(i)            Distributions and Interest Amount.

(i)            Interest Rate.  The “Interest Rate” will be the overnight ask rate in effect for such day, as set forth opposite the caption “O/N LIBOR” under the heading “USD” on Telerate Page 3750 or any successor page thereto on or about 11:00 a.m., New York time, on such day and if no successor page is quoted , as agreed by the parties.

(ii)           Transfer of Interest Amount.  The Transfer of the Interest Amount will be made in arrears on the last Local Business Day of each calendar month and on any Local Business Day on which all Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)                               Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(j)                                     Additional Representation(s).  There are no additional representations by either party.

(k)                                  Other Eligible Support and Other Posted Support.

(i)            “Value” means (A) with respect to a Letter of Credit, an amount equal to the product of the Valuation Percentage thereof and any undrawn portion of any Letter of Credit maintained by the Pledgor (or its Credit Support Provider) for the benefit of the Secured Party; and (B) with respect to an Acceptable Guaranty, an amount equal to the product of the Valuation Percentage thereof and the available face amount thereof.

(ii)           “Transfer” means:

With respect to a Letter of Credit:

(1) For purposes of Paragraph 3(a), delivery of the Letter of Credit by the Pledgor or issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement, or delivery of an executed amendment to such Letter of Credit in form and substance reasonably satisfactory to the Secured Party (extending the term or increasing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the Notices section of this Agreement; and

(2) For purposes of Paragraph 3(b), return of an outstanding Letter of Credit by the Secured Party to the Pledgor at the address of the Pledgor specified in the Notices Section of this Agreement, or delivery of an executed amendment to the Letter of Credit in form and substance reasonably satisfactory to the Pledgor (reducing the amount available to the Secured Party thereunder) by the Secured Party or the issuer of the Letter of Credit to the Pledgor at the Pledgor’s address specified in the Notices section of this Agreement.  If a Transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.

With respect to an Acceptable Guaranty:

(1) For purposes of Paragraph 3(a), delivery of the Acceptable Guaranty by the Pledgor or the Acceptable Guarantor to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement, or delivery of an executed amendment to such Acceptable Guaranty in form and substance satisfactory to the Secured Party

(extending the term or increasing the amount available to the Secured Party thereunder) by the Pledgor or the Acceptable Guarantor to the Secured Party at the address of the Secured Party specified in the Notices section of this Agreement; and

(2)  For purposes of Paragraph 3(b), return of an outstanding Acceptable Guaranty by the Secured Party to the Pledgor at the address of the Pledgor specified in the Notices Section of this Agreement, or delivery of an executed amendment to the Acceptable Guaranty in form and substance satisfactory to the Pledgor (reducing the amount available to the Secured Party thereunder) by the Secured Party or the Acceptable Guarantor to the Pledgor at the Pledgor’s address specified in the Notices section of this Agreement.

(iii)          All Letters of Credit provided under this Annex shall be subject to the provisions set forth in Schedule I hereto, which is incorporated herein by reference.

(l)            Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i)            shall be given to or made at the following addresses:

If to Party A:

Citigroup Energy Inc.

Attention:	Commodities Operations Group
Address:	2800 Post Oak Blvd., Suite 500
Houston, Texas 77056
Telephone No.:	(713) 752-5439
Facsimile No.	(713) 481-9931

Email: citienergymargin@citi.com

If to Party B:

Address:	8 Railroad Avenue
Suite 8, Second Floor
Essex, CT 06426

Telephone:	(860) 581-5010

Facsimile:	(860) 767-7198

Attention:	Tom Swank/Sidney Chang

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)           shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(m)                               Address for Transfers.

Party A:  As set forth above, unless Party A provides Party B with notice of a different address.

Party B:  As set forth above, unless Party B provides Party A with notice of a different address.

(n)                                 Other Provisions.

(i)                                     Amendments to Definitions.  Paragraph 12 of this Annex is hereby amended by adding or amending, as applicable, the following defined terms

“Acceptable Guarantor” means any guarantor that satisfies the Credit Requirements.

“Acceptable Guaranty” means an absolute and unconditional guaranty by an Acceptable Guarantor of the obligations of Party B in favor of Party A, in form and substance reasonably acceptable to Party A.

“Additional Collateral Supporting Documentation” means ***.

“Credit Rating” shall mean with respect to a party (or its Credit Support Provider, as the case may be) or entity, on any date of determination, the respective ratings then assigned to such party’s (or its Credit Support Provider’s, as the case may be) or entity’s unsecured, senior long-term debt or deposit obligations (not supported by third party credit enhancement) by S&P, Moody’s or any other specified rating agency or agencies.

“Credit Requirements” shall mean, with respect to any guarantor or any other Person in any other capacity, the requirements that such Person shall (a) have a Credit Rating of “***” or better by Standard & Poor’s and “***” or better by Moody’s and (b) have combined capital and surplus of at least $***.

“Exposure” means with respect to Party A, for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the sum of (1) (a) ***percent (***%) times the amount, if any, that would be payable to Party A by Party B (expressed as a positive number) or (b) the amount, if any, payable by Party A to Party B (expressed as a negative number), in either case, pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if the Transaction was being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for a Replacement Transaction (as that term is defined in the definition of “Market Quotation”), and (2) without duplication, (a) in the event the balance of the Tracking Account is negative on the applicable Valuation Date, the absolute value of the balance of the Tracking Account, or (b) in the event the balance of the Tracking Account is positive on the applicable Valuation Date, negative one (-1) times such balance of the Tracking Account on such Valuation Date.

“Exposure” means with respect to Party B, for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the sum of (1) the amount, if any, that would be payable to Party B by Party A (expressed as a positive number) or by Party B to Party A (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if the Transaction was being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for a Replacement Transaction (as that term is defined in the definition of “Market Quotation”), and (2) without duplication, (a) in the event the balance of the Tracking Account is positive on the applicable Valuation Date, the balance of the Tracking Account, or (b) in the event the balance of the Tracking Account is negative on the applicable Valuation Date, such negative balance of the Tracking Account on such Valuation Date.

“Guaranty Default” shall mean the occurrence of any of the following events: (i) the Acceptable Guarantor of an Acceptable Guaranty shall fail to satisfy the Credit Requirements; (ii) the Acceptable Guarantor of an Acceptable Guaranty shall fail to comply with or perform its obligations under such Acceptable Guaranty; (iii) the Acceptable Guarantor of an Acceptable Guaranty shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Acceptable Guaranty; (iv) an Acceptable Guaranty shall expire or terminate, or shall fail and cease to be in full force and effect at any time during the term of this Agreement, or fail to be renewed; (v) thirty (30) or fewer Local Business Days remain prior to the expiration of such Acceptable Guaranty or (vi) any event analogous to an event specified in Section *** of this Agreement shall occur with respect to the Acceptable Guarantor of an Acceptable Guaranty.

“Letter of Credit” means an irrevocable, transferable, standby letter of credit, issued by a Qualified Institution, in the form set forth in Exhibit A hereto and subject to the provisions in Schedule I hereto, with such changes to the terms in that form as the issuing bank may require and as may be acceptable to the Secured Party in its reasonable discretion, which is delivered under the terms of this Agreement and shall be held in accordance with the provisions of this Annex.  Party B shall provide Party A with no less than five (5) Local Business Days’ notice (or such shorter applicable period, to the extent that a Letter of Credit is being provided during a cure period to prevent an Event of

Default under the Agreement) of the relevant contact information for Party B’s proposed issuing bank, including, without limitation, the name, address of, and individual contact’s telephone number at, such bank.

“Letter of Credit Default” shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the issuer of such Letter of Credit shall fail to satisfy the requirements set forth in the definition of Qualified Institution; (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (iv) such Letter of Credit shall expire or terminate, or shall fail and cease to be in full force and effect at any time during the term of this Agreement, or fail to be renewed; (v) 20 or fewer Local Business Days remain prior to the expiration of such Letter of Credit or (vi) any event analogous to an event specified in Section *** of this Agreement shall occur with respect to the issuer of such Letter of Credit.

“Local Business Day” means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree);

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Qualified Institution” means a major U.S. commercial bank or a foreign bank with a U.S. branch office that, at the time of delivery of a Letter of Credit, satisfies the Credit Requirements.  The parties agree that BNP Paribas, New York Branch shall be an acceptable Qualified Institution in respect of the Initial LC.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies Inc., or any successor.

“Transaction” means that fixed for floating financial swap entered into between Party A and Party B as of the date hereof, and as set forth in the Designated Confirmation.

“Trade Date” means the date that Party A and Party B enter into the Transaction.

(ii)                                  No Counterclaim.  A party’s rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(iii)          Actions Hereunder.  Either party may take any actions hereunder, including liquidation rights, through its Custodian or other agent.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIGROUP ENERGY INC.		NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC

By:	/s/ Victoria Sharp	By:	/s/ Walter Howard
Name:	Victoria Sharp	Name:	Walter Howard
Title:	Managing Director Citigroup Energy Inc.	Title:	President
Date:		Date:

Schedule I

to Paragraph 13

of the

ISDA Credit Support Annex

LETTER OF CREDIT PROVISIONS

Other Eligible Support provided by the Pledgor (“X”) for the benefit of the Secured Party (“Y”) in the form of a Letter of Credit shall be subject to the following provisions.

(a)           As one method of providing additional Posted Credit Support, X may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.

(b)           Upon or at any time after the occurrence or deemed occurrence of either (i) an Early Termination Date or (ii) or the termination of a portion of the Designated Transaction pursuant to Part 1(j)(viii) of the Agreement and, in each case, the failure of X to make all payments due and owing to Y in accordance with the terms of this Agreement, Y may, subject to the availability of such amounts for drawing, draw on any outstanding Letter of Credit in an amount equal to such amounts owing to it upon presentation to the bank issuing the Letter of Credit of one or more certificates in accordance with the specific requirements of any such Letter of Credit.  X shall remain obligated to Y for any amounts owing to Y and remaining unpaid after the application of any amounts so drawn by Y.

(c)           In all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and attorneys’ fees of Y) of establishing, renewing, substituting, cancelling, and increasing the amount of a Letter of Credit shall be borne by X.